UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2023

Date of Report (Date of earliest event reported)

DALRADA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

wyoming	000-12641	38-3713274
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

600 La Terraza Blvd., Escondido, California		92025
(Address of principal executive offices)		(Zip Code)

(858) 283-1253

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS

On August 08, 2023, Dalrada Financial Corporation’s wholly owned climate technology subsidiary, Dalrada Technology Spain, had entered into an agreement, which was Amended August 30, 2023, with Morocco-based global distributor, Crown Glory Holding to build and install a minimum of 4,500 energy efficient commercial heat pumps over the course of seven years.

The agreement calls for 150 of the commercial heat pumps to be installed and operational within the first 12 months, commencing in October of this year, with increased numbers of the high-functioning machines installed each year until the contract is fully satisfied.

With the agreement, Crown Glory Holding also becomes the exclusive distributor of Dalrada heat pumps for the continent of Africa and select neighboring countries.

In addition, On August 29, 2023, Dalrada Financial Corporation’s wholly owned climate technology subsidiary, Dalrada Technology Spain, had entered into an agreement which was Amended August 30, 2023, with France-based JBS Consulting, to distribute a minimum of 2,300 energy efficient commercial heat pumps over the course of five years.

The agreement calls for 150 of the commercial heat pumps to be installed and operational within the first 12 months, commencing in October of this year, with increased numbers of the high-functioning machines installed each year until the contract is fully satisfied.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(D) Exhibits

10.1	Crown Glory: Agreement
10.2	Crown Glory: Amendment to Agreement
10.3	JBS Consulting: Agreement
10.4	JBS Consulting: Amendment to Agreement
104	Cover Page Interactive Data File (formatted in iXBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 5, 2023	DALRADA FINANCIAL CORPORATION

	By:	/s/ Brian Bonar
Brian Bonar Officer, Director

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